Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Announces Third Quarter 2026 Results

●	Third-quarter revenue increased 15% year over year to $1.2 billion, driven by stronger performance across both operating segments
●	Disciplined pricing, productivity initiatives, and cost savings from organizational changes contributed to higher earnings and operating margin

FORT SMITH, Arkansas, November 4, 2026 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, announced financial results for the third quarter ended September 30, 2026.

Third quarter 2026 revenue totaled $1.2 billion, compared to $1.0 billion in the third quarter of 2025. Net income was $51.7 million, or $2.30 per diluted share, compared to $39.3 million, or $1.72 per diluted share, in the prior-year period.

On a non-GAAP basis, net income was $58.7 million, or $2.62 per diluted share, compared to $33.4 million, or $1.46 per diluted share, in the prior-year period. Non-GAAP results exclude restructuring charges associated with the restructuring plan announced on July 16, 2026, as well as other items described in the attached non-GAAP reconciliation tables.

“The third quarter reflected the progress we’ve been making across ArcBest and the commitment of our people,” said Seth Runser, ArcBest President and CEO. “Stronger earnings and profitability were driven by disciplined execution, continued momentum in Asset-Light and ongoing savings from actions to simplify our organization and improve efficiency. We also continued to invest in technology and innovation to better serve our customers and support long-term profitable growth.”

Results of Operations Comparisons

Asset-Based

Third Quarter 2026 Versus Third Quarter 2025

●	Revenue of $798.6 million compared to $726.5 million, a per-day increase of 9.9 percent
●	Tonnage per day increase of 9.6 percent
●	Shipments per day decrease of 3.0 percent
●	Billed revenue per shipment increase of 14.2 percent
●	Billed revenue per hundredweight increase of 1.1 percent
●	Weight per shipment increase of 13.0 percent
●	Operating income of $75.6 million and an operating ratio of 90.5 percent, compared to $70.2 million and 90.3 percent
●	On a non-GAAP basis, operating income of $76.3 million and an operating ratio of 90.4 percent, compared to $54.4 million and 92.5 percent

Tonnage growth was driven by higher weight per shipment, reflecting a continued shift in freight profile, partially offset by fewer shipments per day. Revenue per shipment benefited from the heavier freight profile and slightly higher revenue per hundredweight, largely reflecting higher fuel surcharge revenue. Excluding fuel surcharge, revenue per hundredweight decreased in the low single digits.

Customer contracts and deferred pricing agreements renewed during the third quarter averaged a 5.1 percent increase, and LTL industry pricing remains rational.

Operating expenses increased due to annual union wage and benefit adjustments, as well as higher fuel and purchased transportation costs.

Compared to the second quarter of 2026, third quarter daily revenue improved 1.1 percent. Tonnage per day increased 0.6 percent, driven by a 0.6 percent increase in weight per shipment, while daily shipments were flat. Billed revenue per shipment increased 0.9 percent due to the heavier freight profile, while revenue per hundredweight increased less than one percent, both including and excluding fuel surcharge. The non-GAAP operating ratio was in line with second quarter.

Asset-Light

Third Quarter 2026 Versus Third Quarter 2025

●	Revenue of $446.3 million compared to $356.0 million, a per-day increase of 25.4 percent
●	Shipments per day increase of 1.2 percent
●	Revenue per shipment increase of 23.8 percent
●	Purchased transportation expense was 85.0 percent of revenue compared to 84.9 percent
●	Operating income of $12.5 million compared to operating loss of $1.6 million
●	On a non-GAAP basis, operating income of $14.4 million compared to $1.6 million
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the attached non-GAAP reconciliation tables, of $15.6 million compared to $3.1 million

Revenue increased primarily due to higher revenue per shipment, reflecting a tightening capacity environment along with modest shipment growth. Revenue growth, combined with disciplined cost management and productivity improvements, drove improved non-GAAP operating income compared to the prior year.

Compared to the second quarter of 2026, third quarter daily revenue increased 0.9 percent, reflecting a 3.8 percent increase in revenue per shipment, partially offset by a 2.7 percent decrease in daily shipments. Higher revenue per shipment and disciplined cost management resulted in improved non-GAAP operating income compared to the previous quarter.

Conference Call

ArcBest will host a conference call with company executives to discuss its quarterly results on Wednesday, November 4, 2026, at 9:00 a.m. ET (8:00 a.m. CT). Interested parties may access the live call by dialing (833) 461-5787 and entering conference ID 500337142, or by accessing the webcast on ArcBest’s website at arcb.com. Presentation slides to accompany the call are included in Exhibit 99.3 of the Form 8-K filed on November 4, 2026. The slides will also be available for download on the company’s website prior to the start of the call and will be included in the webcast. A replay of the webcast will be available on ArcBest’s website following the call.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company delivering end-to-end supply chain solutions designed around how businesses operate. Partnering with 30,000+ customers across the globe, ArcBest combines the reliability and control of an asset-based LTL network, the reach and flexibility of a brokerage network, and innovative technology to help build stronger, more efficient supply chains. ArcBest View™, the company’s digital logistics platform, gives customers greater control and clarity by bringing quoting, booking, shipment visibility and reporting into one connected experience. With 14,000 employees, approximately 240 campuses and service centers, and over a century of expertise, ArcBest delivers a premium experience built on reliable service, clear visibility and responsive support. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations, including our expectations with respect to our restructuring plans. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data breaches, cybersecurity incidents, and/or interruptions or failures of our information systems that we depend on, including software programs and applications provided by third parties; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with new or enhanced technology or processes; the loss or reduction of business from multiple large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of future acquisitions and the inability to realize the anticipated benefits of the acquisition; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; failure to achieve market acceptance or generate adequate returns through our Vaux® technologies; failure to recognize the benefits associated with our restructuring plans; establishing and maintaining adequate internal controls over financial reporting; disruptions in domestic or global manufacturing activity, supply chains, and related changes in spending, resulting in material reductions in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, public health crises, geopolitical conflicts, acts of terrorism or war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2026	2025	2026	2025

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,210,503	$1,048,137	$3,393,822	$3,037,470

OPERATING EXPENSES	1,137,169	993,510	3,337,681	2,938,904

OPERATING INCOME	73,334	54,627	56,141	98,566

OTHER INCOME (COSTS)
Interest and dividend income	1,745	1,368	3,327	3,555
Interest and other related financing costs	(3,176)	(3,334)	(10,855)	(9,045)
Other, net	(1,030)	847	(30)	574
	(2,461)	(1,119)	(7,558)	(4,916)

INCOME BEFORE INCOME TAXES	70,873	53,508	48,583	93,650

INCOME TAX PROVISION	19,214	14,234	11,785	25,436

NET INCOME	$51,659	$39,274	$36,798	$68,214

EARNINGS PER COMMON SHARE
Basic	$2.31	$1.73	$1.65	$2.97
Diluted	$2.30	$1.72	$1.64	$2.96

AVERAGE COMMON SHARES OUTSTANDING
Basic	22,319,874	22,718,292	22,336,454	22,952,014
Diluted	22,428,317	22,811,670	22,477,448	23,037,638

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2026	2025
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$184,924	$102,030
Short-term investments	22,355	22,204
Accounts receivable, less allowances (2026 - $8,484; 2025 - $7,763)	488,940	370,969
Other accounts receivable, less allowances (2026 - $698; 2025 - $656)	9,541	26,295
Prepaid expenses	34,485	49,399
Prepaid and refundable income taxes	10,354	45,405
Other	9,350	9,761
TOTAL CURRENT ASSETS	759,949	626,063

PROPERTY, PLANT AND EQUIPMENT
Land and structures	575,045	566,071
Revenue equipment	1,206,174	1,201,386
Service, office, and other equipment	313,053	363,340
Software	192,488	190,673
Leasehold improvements	44,819	41,531
	2,331,579	2,363,001
Less accumulated depreciation and amortization	1,259,823	1,219,564
PROPERTY, PLANT AND EQUIPMENT, net	1,071,756	1,143,437

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, net	35,926	69,391
OPERATING RIGHT-OF-USE ASSETS	208,303	220,157
DEFERRED INCOME TAXES	18,237	9,303
OTHER LONG-TERM ASSETS	74,436	79,558
TOTAL ASSETS	$2,473,360	$2,452,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$198,882	$154,487
Income taxes payable	18,368	—
Accrued expenses	420,658	378,125
Current portion of long-term debt	88,264	87,882
Current portion of operating lease liabilities	36,180	36,394
TOTAL CURRENT LIABILITIES	762,352	656,888

LONG-TERM DEBT, less current portion	106,257	135,974
OPERATING LEASE LIABILITIES, less current portion	200,715	204,333
POSTRETIREMENT LIABILITIES, less current portion	13,661	13,696
DEFERRED INCOME TAXES	65,302	111,580
OTHER LONG-TERM LIABILITIES	32,959	34,470

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2026: 30,586,760 shares; 2025: 30,489,886 shares	306	305
Additional paid-in capital	341,135	338,083
Retained earnings	1,513,128	1,484,378
Treasury stock, at cost, 2026: 8,424,105 shares; 2025: 8,140,368 shares	(561,388)	(526,606)
Accumulated other comprehensive loss	(1,067)	(439)
TOTAL STOCKHOLDERS’ EQUITY	1,292,114	1,295,721
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,473,360	$2,452,662

Note: The balance sheet at December 31, 2025 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2026	2025

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$36,798	$68,214
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	125,280	115,690
Amortization of intangibles	6,877	9,600
Share-based compensation expense	7,222	8,904
Provision for losses on accounts receivable	3,128	2,386
Change in deferred income taxes	(55,018)	37,117
Gain on sale of property and equipment	(1,523)	(15,684)
Asset impairment charges	85,266	—
Change in fair value of contingent consideration	—	(2,650)
Changes in operating assets and liabilities:
Receivables	(104,667)	(2,931)
Prepaid expenses	14,914	12,495
Other assets	(2,011)	(4,994)
Income taxes	53,343	(17,320)
Operating right-of-use assets and lease liabilities, net	(341)	(11,194)
Accounts payable, accrued expenses, and other liabilities	85,980	(15,342)
NET CASH PROVIDED BY OPERATING ACTIVITIES	255,248	184,291

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(36,022)	(107,005)
Proceeds from sale of property and equipment	7,096	32,518
Purchases of short-term investments	(12,000)	(12,000)
Proceeds from sale of short-term investments	12,000	30,226
Capitalization of internally developed software	(10,589)	(9,958)
Other investing activities	5,242	8,756
NET CASH USED IN INVESTING ACTIVITIES	(34,273)	(57,463)

FINANCING ACTIVITIES
Borrowings under credit facilities	—	25,000
Payments on long-term debt	(89,175)	(87,275)
Net change in book overdrafts	(1,890)	(2,887)
Deferred financing costs	(17)	(112)
Payment of common stock dividends	(8,048)	(8,270)
Purchases of treasury stock	(34,782)	(58,130)
Payments for tax withheld on share-based compensation	(4,169)	(1,994)
NET CASH USED IN FINANCING ACTIVITIES	(138,081)	(133,668)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	82,894	(6,840)
Cash and cash equivalents at beginning of period	102,030	127,444
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$184,924	$120,604

NONCASH INVESTING ACTIVITIES
Equipment financed	$59,840	$87,241
Accruals for equipment received	$1,391	$1,333
Lease liabilities arising from obtaining right-of-use assets	$23,983	$47,306

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2026		2025		2026		2025

	(Unaudited)
	($ thousands, except percentages)
REVENUES
Asset-Based	$798,613		$726,475		$2,237,291		$2,086,081
Asset-Light	446,291		355,969		1,262,742		1,053,903
Other and eliminations	(34,401)		(34,307)		(106,211)		(102,514)
Total consolidated revenues	$1,210,503		$1,048,137		$3,393,822		$3,037,470

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$383,778	48.1%	$370,164	51.0%	$1,113,018	49.7%	$1,080,234	51.8%
Fuel, supplies, and expenses	102,169	12.8	81,861	11.3	281,586	12.6	239,337	11.5
Operating taxes and licenses	15,851	2.0	13,373	1.8	44,455	2.0	40,330	1.9
Insurance	17,031	2.1	18,560	2.5	49,605	2.2	54,176	2.6
Communications and utilities	5,383	0.7	5,166	0.7	16,412	0.7	16,126	0.8
Depreciation and amortization	35,590	4.5	35,054	4.8	108,433	4.9	97,308	4.7
Rents and purchased transportation	92,792	11.6	81,142	11.2	251,564	11.2	224,501	10.8
Shared services	68,939	8.6	66,892	9.2	202,455	9.1	199,203	9.5
Restructuring charges(1)	733	0.1	—	—	1,686	0.1	—	—
(Gain) loss on sale of property and equipment(2)	358	—	(15,874)	(2.2)	(1,994)	(0.1)	(16,010)	(0.8)
Other	433	—	(25)	—	2,786	0.1	3,268	0.1
Total Asset-Based	723,057	90.5%	656,313	90.3%	2,070,006	92.5%	1,938,473	92.9%

Asset-Light
Purchased transportation	$379,242	85.0%	$302,309	84.9%	$1,084,226	85.9%	$895,503	85.0%
Salaries, wages, and benefits	24,646	5.5	24,913	7.0	76,486	6.1	76,091	7.2
Supplies and expenses	1,715	0.4	1,970	0.6	4,834	0.4	5,448	0.5
Depreciation and amortization(3)	3,139	0.7	4,647	1.3	11,030	0.9	13,870	1.3
Shared services	18,417	4.1	18,657	5.2	51,111	4.0	55,232	5.2
Asset impairment charges(4)	—	—	—	—	34,503	2.7	—	—
Restructuring charges(1)	172	—	—	—	884	0.1	—	—
Contingent consideration(5)	—	—	—	—	—	—	(2,650)	(0.2)
Other	6,506	1.5	5,068	1.4	18,331	1.4	15,793	1.5
Total Asset-Light	433,837	97.2%	357,564	100.4%	1,281,405	101.5%	1,059,287	100.5%

Other and eliminations(6)	(19,725)		(20,367)		(13,730)		(58,856)
Total consolidated operating expenses	$1,137,169	93.9%	$993,510	94.8%	$3,337,681	98.3%	$2,938,904	96.8%

OPERATING INCOME (LOSS)
Asset-Based	$75,556		$70,162		$167,285		$147,608
Asset-Light	12,454		(1,595)		(18,663)		(5,384)
Other and eliminations(6)	(14,676)		(13,940)		(92,481)		(43,658)
Total consolidated operating income	$73,334		$54,627		$56,141		$98,566

1)	Restructuring charges relate to realignment of the Company’s organizational structure as previously announced.
2)	The nine months ended September 30, 2026 include a gain of $2.9 million on the sale of a service center during the second quarter of 2026. The 2025 periods include a net gain of $15.7 million, primarily related to two service center sales during the third quarter of 2025.
3)	Includes amortization of intangibles associated with acquired businesses.
4)	Represents $25.7 million in noncash asset impairment charges to write off the remaining carrying value of the Panther trade name as part of a strategic brand consolidation decision within Asset‑Light’s operations and $8.8 million in lease-related impairment charges associated with certain office space.
5)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The Company reduced the contingent consideration for the MoLo acquisition to zero in the second quarter of 2025, reflecting the probability of no earnout payment based on projections of adjusted earnings before interest, taxes, depreciation, and amortization for 2025.
6)	Includes $3.4 million in restructuring charges for the three months ended September 30, 2026. The nine months ended September 30, 2026 include $50.8 million in asset impairment charges recognized during the second quarter of 2026 related to the write-off of certain Freight Movement System assets associated with Vaux and $3.9 million in restructuring charges. “Other” also includes certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures and ratios utilized internally to assess core performance offer analysts, investors, and others insights into performance trends by excluding items from operating results that management believes do not reflect our core operating performance. Our calculations may not be comparable to similarly titled measures of other companies as other companies may calculate non-GAAP measures differently. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative or a better measurement than operating income, net income or earnings per share, as determined under GAAP, which are the most directly comparable measures for the periods presented.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2026	2025	2026	2025

ArcBest Corporation — Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$73,334	$54,627	$56,141	$98,566
Innovative technology costs, pre-tax(1)	6,062	7,713	21,039	22,349
Purchase accounting amortization, pre-tax(2)	1,809	3,192	6,852	9,576
Asset impairment charges, pre-tax(3)	—	—	85,266	—
Restructuring charges, pre-tax(4)	4,281	—	6,454	—
Gain on sale of certain properties, pre-tax(5)	—	(15,726)	(2,910)	(15,726)
Change in fair value of contingent consideration, pre-tax(6)	—	—	—	(2,650)
Non-GAAP amounts	$85,486	$49,806	$172,842	$112,115

Net Income
Amounts on GAAP basis	$51,659	$39,274	$36,798	$68,214
Innovative technology costs, after-tax (includes related financing costs)(1)	4,559	5,862	15,917	17,014
Purchase accounting amortization, after-tax(2)	1,365	2,399	5,169	7,195
Asset impairment charges, after-tax(3)	—	—	64,209	—
Restructuring charges, after-tax(4)	3,219	—	4,853	—
Gain on sale of certain properties, after-tax(5)	—	(11,778)	(2,184)	(11,778)
Change in fair value of contingent consideration, after-tax(6)	—	—	—	(1,991)
Changes in cash surrender value and gains on life insurance policies	(1,996)	(2,348)	(3,819)	(3,089)
Tax expense (benefit) from vested RSUs	(140)	8	(1,549)	1,000
Non-GAAP amounts	$58,666	$33,417	$119,394	$76,565

Diluted Earnings Per Share
Amounts on GAAP basis	$2.30	$1.72	$1.64	$2.96
Innovative technology costs, after-tax (includes related financing costs)(1)	0.20	0.26	0.71	0.74
Purchase accounting amortization, after-tax(2)	0.06	0.11	0.23	0.31
Asset impairment charges, after-tax(3)	—	—	2.86	—
Restructuring charges, after-tax(4)	0.14	—	0.22	—
Gain on sale of certain properties, after-tax(5)	—	(0.52)	(0.10)	(0.51)
Change in fair value of contingent consideration, after-tax(6)	—	—	—	(0.09)
Changes in cash surrender value and gains on life insurance policies	(0.09)	(0.10)	(0.17)	(0.13)
Tax expense (benefit) from vested RSUs	(0.01)	—	(0.07)	0.04
Non-GAAP amounts(7)	$2.62	$1.46	$5.31	$3.32

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - Continued

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2026		2025		2026		2025

Segment Operating Income (Loss) Reconciliations	(Unaudited) ($ thousands, except percentages)

Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$75,556	90.5%	$70,162	90.3%	$167,285	92.5%	$147,608	92.9%
Restructuring charges, pre-tax(4)	733	(0.1)	—	—	1,686	(0.1)	—	—
Gain on sale of certain properties, pre-tax(5)	—	—	(15,726)	2.2	(2,910)	0.1	(15,726)	0.8
Non-GAAP amounts(7)	$76,289	90.4%	$54,436	92.5%	$166,061	92.6%	$131,882	93.7%

Asset-Light Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$12,454	97.2%	$(1,595)	100.4%	$(18,663)	101.5%	$(5,384)	100.5%
Purchase accounting amortization, pre-tax(2)	1,809	(0.4)	3,192	(0.9)	6,852	(0.5)	9,576	(0.9)
Asset impairment charges, pre-tax(3)	—	—	—	—	34,503	(2.7)	—	—
Restructuring charges, pre-tax(4)	172	—	—	—	884	(0.1)	—	—
Change in fair value of contingent consideration, pre-tax(6)	—	—	—	—	—	—	(2,650)	0.2
Non-GAAP amounts(7)	$14,435	96.8%	$1,597	99.6%	$23,576	98.1%	$1,542	99.9%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(14,676)		$(13,940)		$(92,481)		$(43,658)
Innovative technology costs, pre-tax(1)	6,062		7,713		21,039		22,349
Asset impairment charges, pre-tax(3)	—		—		50,763		—
Restructuring charges, pre-tax(4)	3,376		—		3,884		—
Non-GAAP amounts	$(5,238)		$(6,227)		$(16,795)		$(21,309)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended September 30, 2026
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$73,334	$(2,461)	$70,873	$19,214	$51,659	27.1%
Innovative technology costs(1)	6,062	—	6,062	1,503	4,559	24.8
Purchase accounting amortization(2)	1,809	—	1,809	444	1,365	24.5
Restructuring charges(4)	4,281	—	4,281	1,062	3,219	24.8
Changes in cash surrender value and gains on life insurance policies	—	(1,996)	(1,996)	—	(1,996)	—
Tax benefit from vested RSUs	—	—	—	140	(140)	—
Non-GAAP amounts	$85,486	$(4,457)	$81,029	$22,363	$58,666	27.6%

	Nine Months Ended September 30, 2026
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$56,141	$(7,558)	$48,583	$11,785	$36,798	24.3%
Innovative technology costs(1)	21,039	125	21,164	5,247	15,917	24.8
Purchase accounting amortization(2)	6,852	—	6,852	1,683	5,169	24.6
Restructuring charges(4)	6,454	—	6,454	1,601	4,853	24.8
Asset impairment charges(3)	85,266	—	85,266	21,057	64,209	24.7
Gain on sale of certain properties(5)	(2,910)	—	(2,910)	(726)	(2,184)	(24.9)
Changes in cash surrender value and gains on life insurance policies	—	(3,819)	(3,819)	—	(3,819)	—
Tax benefit from vested RSUs	—	—	—	1,549	(1,549)	—
Non-GAAP amounts	$172,842	$(11,252)	$161,590	$42,196	$119,394	26.1%

	Three Months Ended September 30, 2025
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$54,627	$(1,119)	$53,508	$14,234	$39,274	26.6%
Innovative technology costs(1)	7,713	81	7,794	1,932	5,862	24.8
Purchase accounting amortization(2)	3,192	—	3,192	793	2,399	24.9
Gain on sale of certain properties(5)	(15,726)	—	(15,726)	(3,948)	(11,778)	(25.1)
Changes in cash surrender value and gains on life insurance policies	—	(2,348)	(2,348)	—	(2,348)	—
Tax expense from vested RSUs	—	—	—	(8)	8	—
Non-GAAP amounts	$49,806	$(3,386)	$46,420	$13,003	$33,417	28.0%

	Nine Months Ended September 30, 2025
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(8)
Amounts on GAAP basis	$98,566	$(4,916)	$93,650	$25,436	$68,214	27.2%
Innovative technology costs(1)	22,349	274	22,623	5,609	17,014	24.8
Purchase accounting amortization(2)	9,576	—	9,576	2,381	7,195	24.9
Gain on sale of certain properties(5)	(15,726)	—	(15,726)	(3,948)	(11,778)	(25.1)
Change in fair value of contingent consideration(6)	(2,650)	—	(2,650)	(659)	(1,991)	(24.9)
Changes in cash surrender value and gains on life insurance policies	—	(3,089)	(3,089)	—	(3,089)	—
Tax expense from vested RSUs	—	—	—	(1,000)	1,000	—
Non-GAAP amounts	$112,115	$(7,731)	$104,384	$27,819	$76,565	26.7%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Adjusted EBITDA is used for business planning and as a key performance measure, particularly because it excludes certain significant expenses resulting from strategic decisions or other factors rather than core daily operations, such as amortization of acquired intangibles of the Asset-Light segment, asset impairment charges, and changes in the fair value of contingent consideration. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income tax provision, and net income are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2026	2025	2026	2025

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA
Net Income	$51,659	$39,274	$36,798	$68,214
Interest and other related financing costs	3,176	3,334	10,855	9,045
Income tax provision	19,214	14,234	11,785	25,436
Depreciation and amortization(9)	43,172	44,400	132,157	125,290
Share-based compensation expense	2,502	2,742	7,222	8,904
Asset impairment charges(3)	—	—	85,266	—
Change in fair value of contingent consideration(6)	—	—	—	(2,650)
Consolidated Adjusted EBITDA	$119,723	$103,984	$284,083	$234,239

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA non-GAAP table.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2026	2025	2026	2025

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Income (Loss)	$12,454	$(1,595)	$(18,663)	$(5,384)
Depreciation and amortization(9)	3,139	4,647	11,030	13,870
Asset impairment charges(3)	—	—	34,503	—
Change in fair value of contingent consideration(6)	—	—	—	(2,650)
Asset-Light Adjusted EBITDA	$15,593	$3,052	$26,870	$5,836

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	For other and eliminations, represents $50.8 million in asset impairment charges related to the write-off of certain Freight Movement System assets associated with Vaux. For Asset-Light, represents $25.7 million in noncash asset impairment charges to write off the remaining carrying value of the Panther trade name as part of a strategic brand consolidation decision within Asset-Light’s operations and $8.8 million in lease-related impairment charges associated with certain office space.
4)	Represents restructuring charges for the realignment of the Company’s organizational structure as previously announced.
5)	Primarily represents gains on service center sales within the Asset-Based operations.
6)	Represents the change in fair value of the contingent earnout consideration related to the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table.
7)	Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
8)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
9)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2026	2025	% Change	2026	2025	% Change

	(Unaudited)
Asset-Based

Workdays	64.0	64.0		190.0	190.5

Tonnage / Day	12,313	11,238	9.6%	11,904	11,125	7.0%

Shipments / Day	20,460	21,095	(3.0%)	20,255	20,550	(1.4%)

Billed Revenue(1) / Shipment	$610.78	$534.80	14.2%	$583.99	$534.52	9.3%

Billed Revenue(1) / CWT	$50.75	$50.19	1.1%	$49.68	$49.37	0.6%

Weight / Shipment	1,204	1,065	13.0%	1,175	1,083	8.6%

Shipments / DSY hour	0.436	0.446	(2.1%)	0.438	0.448	(2.2%)

Average Length of Haul (Miles)	1,112	1,129	(1.5%)	1,124	1,128	(0.4%)

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Nine Months Ended
	September 30, 2026	September 30, 2026

	(Unaudited)
Asset-Light

Shipments / Day	1.2%	8.3%

Revenue / Shipment	23.8%	10.9%

Shipments / Person / Day	7.6%	22.2%

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